Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
	State or Country	Ownership of
Name	of Incorporation	Immediate Parent

Columbia & Cowlitz Railway Company	Washington	100

Company Holdings, Inc.	Washington	100

DeQueen & Eastern Railroad Company	Arkansas	100

Dynetherm, Inc.	Alabama	100

Fisher Lumber Company	California	100

Golden Triangle Railroad	Mississippi	100

Gryphon Asset Management, Inc.	Delaware	100

Gryphon Investments of Nevada, Inc.	Nevada	100

Mississippi & Skuna Valley Railroad Company	Mississippi	100

Mountain Tree Farm Company	Washington	50

North Pacific Paper Corporation	Delaware	50

Norpac Sales Corporation	Guam	100

Norpac Resources Inc.	Delaware	100

Pacific Veneer, Ltd.	Washington	100

SCA Weyerhaeuser Packaging Holding Company Asia Limited	British Virgin Islands	50

Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100

Trus Joist Corporation	Delaware	100

Trus Joist Japan Co., Ltd.	Japan	100

United Structures, Inc.	California	100

Westwood Shipping Lines, Inc.	Washington	100

Weycomp Claims Management Services, Inc.	Texas	100

Weyerhaeuser Company of Nevada	Nevada	100

Weyerhaeuser Construction Company	Washington	100

Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100

Weyerhaeuser del Bajio, S.A. de C.V.	Mexico	100

Weyerhaeuser Financial Services, Inc.	Delaware	100

Mortgage Securities III Corporation	Nevada	100

ver Bes’ Insurance Company	Vermont	100

de Bes’ Insurance Ltd.	Bermuda	100

Weyerhaeuser Financial Investments, Inc.	Nevada	100

Abfall Finance Corp.	California	100

The Giddings Mortgage Investment Company	California	100

Trimark Development Company	California	100

WFI Servicing Company	Nevada	100

Weyerhaeuser Venture Company	Nevada	100

Las Positas Land Co.	California	100

WAMCO, Inc.	Nevada	100

Weyerhaeuser Forestlands International, Inc.	Washington	100

Weyerhaeuser International, Inc.	Washington	100

The Capricorn Corporation	Philippines	100

Southern Cone Timber Investors Holding Company, LLC	Delaware	100

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Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
	State or Country	Ownership of
Name	of Incorporation	Immediate Parent

Trus Joist SPRL	Belgium	100

Weyerhaeuser Holdings Limited	British Columbia	100

Weyerhaeuser Company Limited	Canada	100

317298 Saskatchewan Ltd.	Saskatchewan	100

486286 British Columbia Ltd.	British Columbia	50

Boom Chain Transportation Company Limited	British Columbia	40

Forest License A49782 Holdings Ltd.	British Columbia	99

Ilsaak Forest Resource Ltd.	British Columbia	49

MacMillan Bloedel K.K.	Japan	100

MacMillan Bloedel Pembroke Limited Partnership	Ontario	100

MacMillan Guadiana, S.A. de C.V.	Mexico	100

Mid-Island Reman Inc.	British Columbia	49

Monterra Lumber Mills Limited	Ontario	83

Princeton Co-Generation (VCC) Corp.	British Columbia	90

Sturgeon Falls Repulping Limited	Ontario	50

Sturgeon Falls Limited Partnership	Ontario	50

Wapawekka Lumber Ltd.	Saskatchewan	51

Weyerhaeuser (Annacis) Limited	British Columbia	100

Weyerhaeuser Australia Pty. Ltd.	Australia	100

Pine Solutions Australia Pty Limited	Australia	100

K1 Holdings Pty Limited	Australia	100

CCA Timbers (Vic) Pty Ltd.	Australia	100

Hanaki Pty Ltd.	Australia	100

Kaiyou Pty Ltd.	Australia	100

Weyerhaeuser (Barbados) SRL	Barbados	100

Marlborough Capital Corp. SRL	Barbados	100

Weyerhaeuser (Bridgetown) Limited	Barbados	100

Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100

Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100

Nelson Forest Products Company	New Zealand	100

Weyerhaeuser New Zealand Inc.	New Zealand	100

Nelson Forest Joint Venture	New Zealand	51

Weyerhaeuser (Carlisle) Ltd.	Barbados	100

Camarin Limited	Barbados	100

Weyerhaeuser (Imports) Pty Limited	Australia	100

Weyerhaeuser (Ottawa) Limited	Canada	100

Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100

Wapawekka Lumber Limited Partnership	Saskatchewan	50

Weyerhaeuser Services Limited	British Columbia	100

Weyerhaeuser China, Ltd.	Washington	100

Weyerhaeuser GMBH	Germany	100

Weyerhaeuser (Asia) Limited	Hong Kong	100

23

Weyerhaeuser Company and Subsidiaries

EXHIBIT 21 – Subsidiaries of the Registrant

		Percentage
	State or Country	Ownership of
Name	of Incorporation	Immediate Parent

Weyerhaeuser Japan Ltd.	Japan	100

Weyerhaeuser Japan Ltd.	Delaware	100

Weyerhaeuser Korea Ltd.	Korea	100

Weyerhaeuser, S.A.	Panama	100

Weyerhaeuser Taiwan Ltd.	Delaware	100

Weyerhaeuser (UK) Limited	England	100

Weyerhaeuser International Sales Corp.	Guam	100

Weyerhaeuser (Mexico) Inc.	Washington	100

Weyerhaeuser Overseas Finance Co.	Delaware	100

Weyerhaeuser International Finance Company	Delaware	100

Weyerhaeuser Company Nova Scotia	Nova Scotia	100

Weyerhaeuser Raw Materials, Inc.	Delaware	100

Weyerhaeuser Real Estate Company	Washington	100

Midway Properties, Inc.	North Carolina	100

Pardee Construction Company	California	100

Marmont Realty Company	California	100

Pardee Construction Company of Nevada	Nevada	100

Pardee Investment Company	California	100

The Quadrant Corporation	Washington	100

Quadrant Real Estate Services, Inc.	Washington	100

South Jersey Assets, Inc.	New Jersey	100

Scarborough Constructors, Inc.	Florida	100

TMI, Inc.	Texas	100

Weyerhaeuser Real Estate Company of Nevada	Nevada	100

Weyerhaeuser Realty Investors, Inc.	Washington	100

Winchester Homes, Inc.	Delaware	100

Weyerhaeuser Real Estate Development Company	Washington	100

Weyerhaeuser Sales Company	Nevada	100

Weyerhaeuser Servicios, S.A. de C.V.	Mexico	100

Weyerhaeuser USA LLC	Delaware	100

American Cemwood Corporation	Oregon	100

MB Administrative Services Inc.	Delaware	100

The Wray Company	Arizona	100

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